Exhibit 10.8


Consent of Independent Public Accountants

We hereby consent to the use in this Annual Report on Form 20-F of Companhia Vale do Rio Doce of our report dated January 21, 2000, relating to the Financial Statements of Celulose Nipo-Brasileira S.A. - CENIBRA for the year ended December 31, 1999, which is included in such Annual Report.


/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu
Belo Oriente, Brazil, June 27, 2002